UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2018, Equinix, Inc. (“Equinix”) entered into an agreement with ASB Allegiance Data Centers, LLC (“ASB”), an indirect wholly-owned subsidiary of ASB Real Estate Investments, a division of ASB Capital Management, LLC, pursuant to which Equinix agreed to acquire, subject to closing conditions, the Infomart in Dallas (the “Infomart”) through purchase of the direct and indirect subsidiaries of ASB which currently own the Infomart. The acquisition is expected to close in mid-2018, subject to satisfaction of closing conditions. At the closing of the acquisition (the “Closing”), as consideration for the Infomart, Equinix will deliver to ASB $31.0 million in cash, subject to customary adjustments, and will issue to ASB $750.0 million aggregate principal amount of 5.000% senior unsecured notes. The notes will be issued in five new series: (i) $150.0 million principal amount of 5.000% senior notes maturing on the 12-month anniversary of the Closing; (ii) $150.0 million principal amount of 5.000% senior notes maturing on the 18-month anniversary of the Closing; (iii) $150.0 million principal amount of 5.000% senior notes maturing on the 24-month anniversary of the Closing; (iv) $150.0 million principal amount of 5.000% senior notes maturing on the 30-month anniversary of the Closing; and (v) $150.0 million principal amount of 5.000% senior notes maturing on the 36-month anniversary of the Closing. The notes will pay interest semi-annually. The notes will be general unsecured obligations and will rank equally with Equinix’s other unsecured senior indebtedness. The notes will be subject to restrictive covenants substantially similar to the covenants governing Equinix’s outstanding 2.875% senior notes due 2026, including limitations on liens, limitations on asset sales and mergers and consolidations, and limitations on sale and leaseback transactions. Upon a Change of Control Triggering Event, as defined in the indenture and supplemental indenture governing Equinix’s 2.875% senior notes due 2026, Equinix will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes on the date of purchase, plus accrued interest, if any, to, but excluding, the date of purchase. The notes will provide that upon certain customary events of default occurring and continuing, the principal of the notes and any accrued and unpaid interest may become immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix, the principal amount of the notes together with any accrued and unpaid interest through the occurrence of such event will automatically become and be immediately due and payable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, including statements regarding the proposed acquisition of the Infomart and the issuance of notes. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. Factors that might cause such a material difference include, without limitations, risks related to Equinix’s ability to complete the acquisition on the proposed terms and schedule; whether Equinix or ASB will be able to satisfy their respective closing conditions related to the acquisition; risks associated with the acquisition, such as the risk that the Infomart will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Infomart; risks related to future opportunities and plans for the Infomart, including uncertainty of its expected financial performance and the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; competition from existing and new competitors; disruption from the acquisition making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in this Current Report, as well as Equinix’s other filings with the Securities and Exchange Commission (the “SEC”). Equinix does not assume any obligation to update the forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: February 15, 2018